LAW OFFICES OF
                                TOLAN S. FURUSHO
 -------------------------------------------------------------------------------



February 21, 2002

Daniel Najor, President/Chairman
Callingcard Industries, Inc.
3550 National Avenue
San Diego, CA 92113

         Re: Callingcard Industries, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

The undersigned has been retained by Callingcard Industries, Inc. (formally known as Tver Acquisition Corp.) hereinafter referred to as the "Company", in regards to the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

     In connection with the request I have examined the following:

1.   Certificate of Incorporation of Tver Acquisition Corp.;
2.   Corporate Charter for Callingcard Industries, Inc..;
3.   Articles of Incorporation of Calling Card Industries, Inc.;
4.   Articles of Merger of Tver Acquisition, Inc. and Callingcard Industries,
     Inc;
5. Agreement of Merger and Plan of Reorganization by and between Tver and Callingcard.;
6.   Report by Andersen Andersen & Strong, L.C. independent auditor.;
7.   Action by Written Consent of Tver Stockholders;
8.   Action by Written Consent of Callingcard Stockholders.

I examined such other corporate records and documents and have made such other examinations as I have determined relevant. Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

I consent to my name being used in the Registration Statement as having rendered the forgoing opinion and as having represented the Company in connection with the Registration Statement.

If there are any questions regarding this opinion, or any other matter connected with the Company's registration, please do not hesitate to call.

Sincerely,


Tolan S. Furusho, Esq.




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